                                                                                                       Control Number : 18093926

                                                            STATE OF GEORGIA

                                                           Secretary of State
                                                          Corporations Division
                                                             313 West Tower
                                                       2 Martin Luther King, Jr. Dr.
                                                        Atlanta, Georgia 30334-1530

                                                       CERTIFICATE OF ORGANIZATION

                 I, Brian P. Kemp, the Secretary of State and the Corporation Commissioner of the State of Georgia,
                 hereby certify under the seal of my office that

                                                     Gilmore Homes - Gilmore Loans, LLC.
                                                    a Domestic Limited Liability Company

                 has been duly organized under the laws of the State of Georgia on 07/23/2018 by the filing of articles of organization in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

                                                                     WITNESS my hand and official seal in the City of
                                                                     Atlanta and the State of Georgia on 08/06/2018.

 __________________________________________________________________________________________________________________________________________

               ARTICLES OF ORGANIZATION                                                 *Electronically Filed*
                                                                          Secretary of State
                                                                          Filing Date: 7/23/2018 12:57:10 PM

               BUSINESS INFORMATION
               CONTROL NUMBER   18093926
               BUSINESS NAME   Gilmore Homes - Gilmore Loans, LLC.
               BUSINESS TYPE   Domestic Limited Liability Company
        EFFECTIVE DATE   07/23/2018

               PRINCIPAL OFFICE ADDRESS
               ADDRESS    5401 Old National Highway #419, Atlanta, GA, 30349-3239, USA

        REGISTERED AGENT
        NAME    ADDRESS              COUNTY
               Michael L Gilmore  5401 Old National Highway #419, Atlanta, GA, 30349-3239, USA   Fulton

               ORGANIZER(S)
               NAME               TITLE     ADDRESS
               Hattiesburg University Foundation - Atlanta ORGANIZER 5401 Old National Highway #419, Atlanta, GA, 30349-3239, USA
               Michael L Gilmore      ORGANIZER 5401 Old National Highway #419, Atlanta, GA, 30349, USA
        The Michael L Gilmore Company     ORGANIZER 5401 Old National Highway #419, Atlanta, GA, 30349-3239, USA

               OPTIONAL PROVISIONS
               N/A

               AUTHORIZER INFORMATION
               AUTHORIZER SIGNATURE     Michael L Gilmore
               AUTHORIZER TITLE         Organizer